Exhibit 99.1
SKY FINANCIAL GROUP, INC.
PROFIT SHARING, 401(k) AND ESOP PLAN
TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2007 (Liquidation Basis) AND 2006:

Statements of Net Assets Available for Benefits	2

Statements of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4-8

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2007 —	9

Schedule H — Line 4i — Schedule of Assets (Held at End of Year)	10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Trustee and Participants of the
Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan
Columbus, Ohio
We have audited the accompanying statements of net assets available for benefits of the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”) as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1 to the financial statements, Sky Financial Group, Inc., the Plan’s sponsor, decided to terminate the Plan effective June 30, 2007. In accordance with accounting principles generally accepted in the United States of America, the Plan has changed its basis of accounting from the ongoing plan basis used in presenting the December 31, 2006 financial statements to the liquidation basis in presenting the December 31, 2007 financial statements.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets (held at year end) as of December 31, 2007, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The accompanying supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic 2007 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.
/s/ Deloitte & Touche LLP
Columbus, Ohio
June 30, 2008

SKY FINANCIAL GROUP, INC.
PROFIT SHARING, 401(k) AND ESOP PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2007 and 2006

	2007	2006
	(Liquidation	(Accrual
	Basis)	Basis)

ASSETS:
Investments at fair value:
Huntington Bancshares Incorporated common stock	$47,531,490	$—
Sky Financial Group, Inc. common stock	—	95,408,906
Mutual funds and common collective funds	190,460,154	153,283,698
Participant notes	3,704,021	4,242,294
Cash	99,176	50

Total investments	241,794,841	252,934,948

Receivables:
Employer contributions	—	9,602,580
Participant contributions	—	368,226

Total receivables	—	9,970,806

Due from Waterfield Group Savings and Investment Plan	—	34,649,306
Interest and dividends	1,013,684	117,411

Total assets	242,808,525	297,672,471

LIABILITIES:
Accrued expenses	12,496	20,588
Due to brokers for securities purchased	29,436	552,093

Total liabilities	41,932	572,681

NET ASSETS AVAILABLE FOR BENEFITS	$242,766,593	$297,099,790

See notes to financial statements.

SKY FINANCIAL GROUP, INC.
PROFIT SHARING, 401(k) AND ESOP PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2007 and 2006

	2007	2006
	(Liquidation	(Accrual
	Basis)	Basis)

ADDITIONS TO NET ASSETS:
Investment income:
Net appreciation (depreciation) in fair value of investments:
Huntington Bancshares Incorporated common stock	$(31,188,105)	$—
Sky Financial Group, Inc. common stock	2,656,736	2,167,504
Mutual funds and common collective funds	10,380,255	15,073,090
Interest and dividends:
Huntington Bancshares Incorporated common stock	1,629,689	—
Sky Financial Group, Inc. common stock	2,589,310	3,133,261
Mutual funds and common collective funds	3,925,173	2,546,528

Total investment (loss) income	(10,006,942)	22,920,383

Contributions:
Employer	3,376,764	14,714,459
Participants	6,318,891	9,608,760
Participant rollovers	275,930	1,533,298

Total contributions	9,971,585	25,856,517

Transfers from:
Waterfield Group Savings and Investment Plan	—	34,649,306
Other	—	17,873

Total transfers	—	34,667,179

Total additions	(35,357)	83,444,079

DEDUCTIONS FROM NET ASSETS:
Benefits paid to participants	54,114,957	21,317,259
Administrative and investment services expenses	182,883	246,753

Total deductions	54,297,840	21,564,012

NET (DECREASE) INCREASE IN NET ASSETS	(54,333,197)	61,880,067

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	297,099,790	235,219,723

End of year	$242,766,593	$297,099,790

See notes to financial statements.

SKY FINANCIAL GROUP, INC.
PROFIT SHARING, 401(k) AND ESOP PLAN
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 and 2006

1.	DESCRIPTION OF PLAN AND PLAN TERMINATION

The following description of the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the Plan) provides only general information. The Plan includes a profit sharing component, a 401(k) component and an employee stock ownership component. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

Plan Termination — On December 20, 2006, Sky Financial Group Inc. (Sky Financial) announced that it had signed a definitive agreement to merge with Huntington Bancshares Incorporated (Huntington). The merger subsequently closed on July 1, 2007. The day before the merger with Huntington, the Plan was terminated. In October 2007, a favorable determination letter application was filed with the Internal Revenue Service (IRS) with respect to the termination of the Plan.

General — The Plan was originally effective January 1, 1966 and was amended and restated on January 1, 1995, 1999, 2001, and 2004. On June 4, 2007, the Plan was further amended to terminate the Plan. The Plan was a defined contribution plan covering substantially all employees of Sky Financial, and its wholly owned subsidiaries, who have attained age 18 and are not classified as independent contractors or leased employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Administration — Pursuant to the Plan document, the Plan Administrator is the Sky Financial Benefit Plans Committee (the Sky Committee). The Sky Committee was disbanded prior to the merger in 2007, and in October 2007, per resolution of the Huntington Board, duties of the Sky Committee were delegated to the Huntington’s Benefit Committee. Record keeping for the Plan was performed by Marshall and Ilsley for all of 2007 and this relationship continues into 2008. The Plan administrator believes that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code (the Code) and the provisions of ERISA, as amended.

Contributions — As described in the Plan, there are no employer contributions required subsequent to June 30, 2007. Matching contributions were made with respect to participant 401(k) contributions made through June 30, 2007. Participants are not permitted to make any 401(k) contributions subsequent to June 30, 2007. In addition, no profit sharing contribution or ESOP contribution is required for 2007.

Participant Accounts — Each participant’s account is credited with the participant’s own contribution and an allocation of the employer’s contribution and Plan earnings. Investment income or loss is allocated to participant accounts based on proportional account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.

Vesting — All Participants became fully vested on June 30, 2007.

Merger of Plans and Transfer of Plan Assets — Sky Financial completed several acquisitions of community banks and financial service affiliates prior to the merger with Huntington. In conjunction with such acquisitions, Sky Financial has generally merged the qualified defined contribution plan of the acquired entity into the Plan. Sky Financial gave the continuing former employees of the acquired entities past service credit for their employment with the acquired entity for the purpose of vesting in the Plan.

The following table presents the plan of an entity acquired by Sky Financial that was approved in 2006 for merger into the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan:

		Effective		Plan Assets
Entity Acquired/	Acquisition	Date of	Eligible	Transferred
Entity’s Benefit Plan	Date	Plan Merger	Participants	into the Plan

Waterfield Mortgage Company, Inc. Waterfield Group Savings and Investment Plan	October 17, 2006	January 1, 2007	910	$34,649,306
Investment Options — The Plan provides for the establishment of a variety of investment funds and a company stock fund. These investment funds are participant directed. The company stock fund includes both participant and non-participant directed funds. Participants may transfer account balances between funds, subject to certain limitations. The company has the sole discretion to determine or change the number and nature of investment funds.

Participant Loans — The Plan provides that participants can borrow funds against their account balances. These loans are limited to the lesser of $50,000 or 50% of the participant’s vested account balance. Participant loans bear interest at a fixed annual rate, as determined by the committee on the date of loan approval. Loan issuances are accounted for as a transfer from the participant directed accounts into a participant loan fund. Each loan is secured by the balance in the participant’s account. Loan principal and interest payments are made through payroll deductions for periods up to five years for a personal loan and up to 15 years for a residential home loan.

Payment of Benefits — Upon termination of service, a participant may elect to receive either a lump-sum amount equal to the value of his or her vested interest in their profit sharing and 401(k) account, or the vested portion of a participant’s balance may be distributed in installments or partial distributions. The ESOP’s normal form of benefits is a joint and survivor annuity with optional forms of lump sum, straight life annuity or installments.

Distributions — Former Sky Financial associates who terminate employment prior to receipt of a favorable determination from the IRS will be able to take distribution of their account from the Plan at the time their employment terminates. Distribution of the remaining accounts will be made after the Plan receives its favorable determination from the IRS. In addition, participants will be able to make investment election changes in the Plan until their accounts are distributed.

2.	SUMMARY OF ACCOUNTING POLICIES

Basis of Accounting — As a result of the termination, the Plan changed its basis of accounting from the accrual basis to the liquidation basis. There were no material changes to the financial statements as a result of this change in accounting.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of net assets available for benefits and changes therein during the reporting period. Actual results may differ from these estimates.

Investments — Investments in Huntington common stock are stated at fair value as measured by quoted market prices in an active market. Other investments consist principally of investments in mutual funds and common/collective funds and are stated at fair value as determined by the trustee, based upon the market values of the underlying assets of the funds. Participant loans are stated at cost, which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis and dividend income is recorded on the ex-dividend date.

The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the value of investment securities will occur in the near term and such change could materially affect the amounts reported in the statements of net assets available for benefits and statements of changes in net assets available for benefits.

Distributions to Participants — Distributions to participants are recorded when paid.

Administrative Expenses — The costs of administering the Plan are paid by the Plan or Huntington as determined by Huntington.

3.	INVESTMENTS

The following presents, at fair value, investments that represent 5% or more of the Plan’s net assets.

	2007	2006

Huntington Bancshares Incorporated common stock	$47,531,490	$—
Harbor International Fund	29,068,346	21,030,331
Davis New York Venture Fund — A	24,694,291	21,185,849
Federated Prime Obligations Fund	21,669,526	17,292,818
RS Partners Fund	17,428,547	20,865,490
Vanguard Growth Index Fund	16,204,346	—
Baron Partners Fund	12,985,573	—
Sky Financial Group, Inc. common stock*	—	95,408,906

*	Includes nonparticipant-directed investments
The Plan’s investments (including investments bought, sold, and held during the year) appreciated (depreciated) as follows:

	2007	2006

Huntington Bancshares Incorporated common stock	$(31,188,105)	$—
Sky Financial Group, Inc. common stock	2,656,736	2,167,504
Mutual funds	9,377,372	13,138,912
Common collective funds	1,002,883	1,934,178

Total	$(18,151,114)	$17,240,594

On July 1, 2007, Huntington completed its merger with Sky Financial in a stock and cash transaction. Under the terms of the merger agreement, Sky Financial shareholders, including the Plan, received 1.098 shares of Huntington common stock, on a tax-free basis, and a cash payment of $3.023 for each share of Sky Financial common stock.

4.	NONPARTICIPANT-DIRECTED INVESTMENTS

The Plan’s only nonparticipant-directed transactions are contained within the Sky Financial Group, Inc. Stock Fund (the Company Stock Fund), which includes both participant and nonparticipant-directed transactions. In May 2007, the Plan was amended to allow all investments to be participant directed. Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed portion of the Company Stock Fund is as follows:

	2007	2006

Net assets— Company Stock Fund	$—	$61,501,007

Changes in net assets:
Contributions	$4,527,887	$4,239,660
Dividends	—	3,133,261
Net appreciation (depreciation) in fair value of investments	(2,983,209)	1,486,411
Benefits paid to participants	(1,007,183)	(4,388,009)
Transfers (to) from other participant-directed investments—net	(61,873,145)	(540,576)
Other	(165,352)	(160,920)

Net change	(61,501,007)	3,769,827

Company Stock Fund—beginning of year	61,501,007	57,731,180

Company Stock Fund—end of year	$—	$61,501,007

5.	PARTY-IN-INTEREST TRANSACTIONS

Subsequent to the Plan termination, certain Plan investments are shares of Huntington Bancshares Incorporated mutual funds managed by Huntington Asset Advisors, Inc, a wholly-owned subsidiary of Huntington, and therefore, qualify as party-in-interest investments. Costs and expenses paid by the Plan to Huntington totaled $26,674 in 2007. The Plan did not make any payments to Huntington during 2006.

Prior to the Plan termination, certain Plan investments were shares of Sky Financial common stock and shares of common/collective investment funds managed by Sky Trust, N.A. Sky Trust, N.A. was a fiduciary of the Plan and wholly owned subsidiary of Sky Financial, and Sky Financial was the sponsor of the Plan. Fees paid by the Plan to Sky Trust, N.A. for administrative and investment services were $205,001 and $246,753 in 2007 and 2006, respectively.

6.	INCOME TAX STATUS

The IRS has determined and informed Sky Financial by letter dated November 14, 2002, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code (“IRC”). The Plan has been amended since receipt of this determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC. In October 2007, a favorable determination letter application was filed with the IRS with respect to the termination of the Plan.
******

SUPPLEMENTAL SCHEDULE

SKY FINANCIAL GROUP, INC.
PROFIT SHARING, 401(k) AND ESOP PLAN
SCHEDULE H — LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
EIN 34-1372535 — PLAN NO. 001
DECEMBER 31, 2007

	(b) Identity of Issuer, Borrower,			(e) Current
(a)	Lessor or Similar Party	(c) Description of Investment	(d) Cost	Value

*	Huntington Bancshares Incorporated Stock Fund
		2,140,602 shares of common stock	**	$46,574,777
		Money market	**	956,713

				47,531,490

	Harbor Funds	Harbor International Fund	**	29,068,346
	Davis Selected Advisers LP	Davis New York Venture Fund — A	**	24,694,291
	Federated Investors	Federated Prime Obligations Fund	**	21,669,526
	RS Investment Management LP	RS Partners Fund	**	17,428,547
	Vanguard Group	Vanguard Growth Index Fund	**	16,204,346
	Baron Select Fund	Baron Partners Fund	**	12,985,573
	Vanguard Group	Vanguard Institutional Index Fund	**	12,007,362
*	Huntington Funds	Huntington Intermediate Government Income Fund	**	9,079,023
	Vanguard Group	Vanguard Small Cap Growth Index Fund	**	8,946,779
	Pimco Funds	Pimco Low Duration Fund	**	7,549,662
	Vanguard Group	Vanguard LifeStrategy Moderate Growth Fund	**	7,421,372
	Wells Fargo Funds Trust	Wells Fargo Advantage Mid Cap Disciplined Fund	**	7,042,093
	Vanguard Group	Vanguard LifeStrategy Growth Fund	**	6,090,246
	Vanguard Group	Vanguard GNMA Fund	**	3,125,812
	Vanguard Group	Vanguard LifeStrategy Conservative Growth Fund	**	3,074,500
	Vanguard Group	Vanguard Long-Term Investment Grade Fund	**	2,887,901
	Vanguard Group	Vanguard LifeStrategy Income Fund	**	1,184,775
	Cash in Bank	Cash		99,176
*	Participant Notes	Loans to participants, varying maturity dates and interest rates ranging from 4.00% to 10.50%		3,704,021

		Total		$241,794,841

*	Party-in-interest.

**	Indicates a participant-directed fund. The cost disclosure is not required.